Exhibit 99.1

CalAmp Reports Fiscal 2017 First Quarter Financial Results

Strong revenue contribution and earnings leverage from LoJack;
GAAP gross margins of 38%; Non-GAAP gross margins of 43%;
Adjusted EBITDA of $13.7 million; Adjusted EBITDA margin of 15%

IRVINE, CA, June 28, 2016 -- CalAmp (NASDAQ: CAMP), a leading provider of wireless products, services and solutions, today reported results for its fiscal 2017 first quarter ended May 31, 2016.

Michael Burdiek, CalAmp's President and Chief Executive Officer, said, “We executed on a number of key business initiatives that set the foundation for long-term revenue growth, margin expansion and earnings leverage. We are very pleased that we are seeing early success with LoJack, which was acquired in mid-March, and was a strong contributor in the quarter on multiple fronts, from revenue growth to operating leverage. The integration of LoJack is going smoothly and we are realizing revenue synergies earlier than expected.”

Revenue for the first quarter of fiscal 2017 was $91.1 million, an increase of 39% from the first quarter of fiscal 2016. Revenue in the fiscal 2017 first quarter included $27.9 million from the LoJack acquisition and $8.4 million from the Satellite segment. Though the Satellite business is currently in the process of winding down, current accounting rules require that the financial results of this business be included with the Company’s continuing operations until the shutdown process is complete.

Gross profit for the first quarter of fiscal 2017 was $34.8 million, an increase of $11.3 million over the same quarter last year. Gross margin was 38.2% in the first quarter of fiscal 2017, up from 36.0% in the first quarter of fiscal 2016. Non-GAAP gross margin was 42.6% in the first quarter of fiscal 2017, compared to 36.0% in the same quarter in fiscal 2016.

GAAP net loss for the first quarter of fiscal 2017 was $2.7 million, or $(0.07) per diluted share, compared to net income of $4.1 million, or $0.11 per diluted share, in the first quarter of fiscal 2016. The GAAP net loss includes costs and expenses associated with LoJack purchase accounting adjustments and other acquisition-related expenses in the aggregate amount of $9.3 million. Non-GAAP adjusted basis net income for the first quarter of fiscal 2017 was $11.1 million, or $0.30 per diluted share, compared to non-GAAP adjusted net income of $9.5 million, or $0.26 per diluted share, in the first quarter of fiscal 2016.

As of May 31, 2016, the Company had total cash and marketable securities of $118 million and total debt outstanding of $141 million, which is the carrying amount of the Company's 1.625% convertible notes in the face amount of $172.5 million. Net cash provided by operating activities was $8.3 million during the first quarter.

Business and Financial Highlights
●	As announced separately today, CalAmp’s Board of Directors has authorized a $25 million, 12-month share repurchase plan, underscoring confidence in our business prospects.
●

We completed the acquisition of LoJack, an unrivaled leader in the telematics aftermarket for stolen vehicle recovery offerings, establishing a gateway for CalAmp to deliver a range of novel, high-margin telematics technology subscription services.

CalAmp Reports Fiscal 2017 First Quarter Financial Results

●	We launched our instant crash notification service, or ICN, which can discriminate between different types of crash events and automate damage reporting for a number of connected vehicle markets.
●

Across all of our SaaS and recurring service platforms, we had approximately 589,000 unique subscribers at the end of the first quarter including approximately 100,000 added from the LoJack acquisition, compared to total 482,000 subscribers at the end of the immediately preceding quarter.

●

In our Telematics Systems business, we made progress expanding our customer base in the first quarter as we commenced shipping products to one of the largest fleet telematics service providers in North America.

Business Outlook
We remain cautious in the very near term as macro conditions in North America have resulted in softer than expected demand from key customers for MRM telematics products. We believe that as certain customers work off their inventory overhang, this part of our business should see a solid recovery. We expect the second half of the year to be stronger than the first half, with consolidated revenue reaching a $100 million quarterly run rate later in the year.

For the second quarter of fiscal 2017 ending August 31, 2016, we expect:

●

Revenue in the range of $90 to $95 million, along with GAAP basis results of operations in the range of ($0.02) net loss to $0.02 net income per diluted share and non-GAAP net income in the range of $0.25 to $0.31 per diluted share.

●	Adjusted EBITDA in the range of $12 to $16 million.

The above outlook includes approximately $6 million of revenue and a modest positive contribution to profitability from our Satellite segment.

Conference Call and Webcast
CalAmp is hosting a conference call for analysts and investors to discuss its first quarter of 2017 results and outlook for its second quarter of 2017 at 1:30 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of CalAmp's website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call. The conference call can also be accessed by dialing 877-407-0784 (+1-201-689-8560 for international callers) and using the Conference ID# 13639067. Following the call, an audio replay will also be available by calling 877-870-5176 or +1-858-384-5517 and entering the Conference ID# 13639067. The audio replay will be available through July 5, 2016.

About CalAmp
CalAmp (NASDAQ: CAMP) is a pure-play pioneer in the connected vehicle and broader Industrial Internet of Things marketplace. The Company’s extensive portfolio of intelligent communications devices, robust and scalable telematics cloud services, and targeted software applications streamline otherwise complex Machine-to-Machine (M2M) deployments. These solutions enable customers to optimize their operations by collecting, monitoring and efficiently reporting business-critical data and desired intelligence from high-value mobile and remote assets. CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. For more information, please visit www.calamp.com.

CalAmp Reports Fiscal 2017 First Quarter Financial Results

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including the outlook for our fiscal 2017 second quarter operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions (including Brexit), competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described in Part I, Item 1A of our Annual Report on Form 10-K for fiscal 2016 as filed on April 20, 2016 with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis net income, Adjusted basis net income per diluted share, non-GAAP gross margin, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, Stock-Based Compensation and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangibles amortization expense, stock-based compensation, acquisition and integration expenses, and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

AT CALAMP:	AT NMN ADVISORS:
Garo Sarkissian	Nicole Noutsios
SVP, Corporate Development	(510) 315-1003
(949) 600-5600	nicole@nmnadvisors.com

CalAmp Reports Fiscal 2017 First Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended
	May 31,
	2016	2015
	/---------(Unaudited)----------/
Revenues	$91,147	$65,429
Cost of revenues	56,313	41,903
Gross profit	34,834	23,526
Operating expenses:
Research and development	6,091	4,565
Selling	11,308	5,498
General and administrative	15,983	4,775
Intangible asset amortization	3,490	1,644
	36,872	16,482
Operating income (loss)	(2,038)	7,044
Non-operating income (expense):
Investment income	453	28
Interest expense	(2,424)	(648)
Other income (expense)	543	(11)
	(1,428)	(631)
Income (loss) before income taxes and
equity in net loss of affiliate	(3,466)	6,413
Income tax benefit (provision)	1,119	(2,354)
Income (loss) before equity in net
loss of affiliate	(2,347)	4,059
Equity in net loss of affiliate	(312)	-
Net income (loss)	$(2,659)	$4,059

Earnings (loss) per share:
Basic	$(0.07)	$0.11
Diluted	$(0.07)	$0.11

Shares used in computing earnings (loss) per share:
Basic	36,699	35,964
Diluted	36,699	36,666

BUSINESS SEGMENT INFORMATION
(Unaudited, in thousands)
	Three Months Ended
	May 31,
	2016	2015
Revenues
Wireless DataCom	$82,750	$57,826
Satellite	8,397	7,603
Total revenues	$91,147	$65,429

Gross profit
Wireless DataCom	$32,510	$21,588
Satellite	2,324	1,938
Total gross profit	$34,834	$23,526

Operating income (loss)
Wireless DataCom	$1,492	$7,298
Satellite	953	812
Corporate expenses	(4,483)	(1,066)
Total operating income (loss)	$(2,038)	$7,044

- more -

CalAmp Reports Fiscal 2017 First Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	May 31,	February 29,
	2016	2016
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$67,490	$139,388
Short-term marketable securities	50,140	88,718
Accounts receivable, net	69,390	49,432
Inventories	27,650	16,731
Prepaid expenses and other current assets	7,221	4,498
Total current assets	221,891	298,767

Property, equipment and improvements, net	19,306	11,225
Deferred income tax assets	28,076	30,213
Goodwill	66,880	16,508
Other intangible assets, net	78,740	17,010
Other assets	10,696	10,640

	$425,589	$384,363

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,141	$24,938
Accrued payroll and employee benefits	10,833	6,814
Deferred revenue	16,823	9,438
Other current liabilities	18,843	8,375

Total current liabilities	82,640	49,565

1.625% convertible senior unsecured notes	141,499	139,800
Other non-current liabilities	12,624	5,551

Stockholders' equity:
Common stock	367	367
Additional paid-in capital	231,704	229,159
Accumulated deficit	(42,512)	(39,853)
Accumulated other comprehensive loss	(733)	(226)

Total stockholders' equity	188,826	189,447

	$425,589	$384,363

- more -

CalAmp Reports Fiscal 2017 First Quarter Financial Results

CAL AMP CORP.
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)

	Three Months Ended
	May 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(2,659)	$4,059
Depreciation expense	1,821	792
Intangible assets amortization expense	3,490	1,644
Stock-based compensation expense	1,984	1,220
Amortization of convertible debt issue costs and discount	1,699	450
Deferred tax assets, net	(1,494)	2,181
Equity in net loss of affiliate	312	-
Impairment of internal use software	1,364	-
Changes in operating working capital	1,805	5,982
Net cash provided by operating activities	8,322	16,328

Cash flows from investing activities:
Proceeds from maturities of marketable securities	38,578	4,389
Purchases of marketable securities	-	(87,084)
Capital expenditures	(1,620)	(1,264)
Acquisition of Crashboxx	-	(1,500)
Acquisition of LoJack, net of cash acquired	(116,982)	-
Advances to unconsolidated subsidiary	(737)	-
Other	(20)	-
Net cash used in investing activities	(80,781)	(85,459)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	-	172,500
Payments of debt issuance costs	-	(5,276)
Purchase of convertible note hedges	-	(31,343)
Proceeds from issuance of warrants	-	15,991
Payment of acquisition-related note and contingent consideration	-	(625)
Taxes paid related to net share settlement of vested equity awards	(160)	(7)
Proceeds from exercise of stock options	721	137
Net cash provided by financing activities	561	151,377

Net change in cash and cash equivalents	(71,898)	82,246

Cash and cash equivalents at beginning of period	139,388	34,184

Cash and cash equivalents at end of period	$67,490	$116,430

- more -

CalAmp Reports Fiscal 2017 First Quarter Financial Results

CAL AMP CORP.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP
(Unaudited)

"GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, non-GAAP gross margin, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and Stock-Based Compensation and other adjustments as identified below), and Adjusted EBITDA margin. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of the GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended
	May 31,
	2016	2015
GAAP basis net income (loss)	$(2,659)	$4,059

Intangible assets amortization expense	3,490	1,644
Stock-based compensation expense	1,984	1,220
Non-cash interest expense from amortization of debt discount	1,507	383
GAAP basis income tax provision (benefit)	(1,119)	2,354
Equity in net loss of affiliate	312	-
Acquisition and integration expenses	3,539	-
Non-cash cost of sales arising from fair value write-up of LoJack inventory	4,010	-
Legal arbitration expenses for LoJack battery claim	380	-
Adjusted basis income before income taxes	11,444	9,660
Income tax provision (non-GAAP basis) (a)	(384)	(171)
Adjusted basis net income	$11,060	$9,489

Adjusted basis net income per diluted share	$0.30	$0.26
Weighted average common shares outstanding on diluted basis	37,173	36,666

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating loss and tax credit carryforwards.

The reconciliation of GAAP basis net income (loss) to Adjusted EBITDA, and the calculation of Adjusted EBITDA margin, are as follows (dollars in thousands):

	Three Months Ended
	May 31,
	2016	2015
GAAP basis net income (loss)	$(2,659)	$4,059

Investment income	(453)	(28)
Interest expense	2,424	648
GAAP basis income tax provision (benefit)	(1,119)	2,354
Depreciation expense	1,821	792
Intangible assets amortization expense	3,490	1,644
Stock-based compensation expense	1,984	1,220
Equity in net loss of affiliate	312	-
Acquisition and integration expenses	3,539	-
Non-cash cost of sales arising from fair value write-up of LoJack inventory	4,010	-
Legal arbitration expenses for LoJack battery claim	380	-
Adjusted EBITDA	$13,729	$10,689

Revenue	$91,147	$65,429
Adjusted EBITDA margin	15.1%	16.3%

The calculation of non-GAAP gross margin is as follows (dollars in thousands):

	Three Months Ended
	May 31,
	2016	2015
GAAP basis gross profit	$34,834	$23,526
Non-cash cost of sales arising from fair value write-up of LoJack inventory	4,010	-
Non-GAAP gross profit	$38,844	$23,526

Revenue	$91,147	$65,429
Non-GAAP gross margin	42.6%	36.0%

# # #